EXHIBIT 32

                      CERTIFICATION PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

         The undersigned, John M. Sharpe, Jr., hereby certifies as follows:

         1. I am the Chief Executive Officer and Chief Financial Officer, of Inner Systems, Inc. (the "Company").

         2. To the best of my knowledge, the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005 (the "Report") complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended.

         3. To the best of my knowledge based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period audited.


SIGNATURE                                 TITLE                        DATE

/s/ John M. Sharpe, Jr.        President,                          May 20, 2005
-----------------------        Chief Executive Officer and
JOHN M. SHARPE, JR.            Chief Financial Officer